UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2013

AMERICAN DG ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34493	04-3569304
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant’s Telephone Number, Including Area Code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 29, 2013, American DG Energy Inc., or the Company, we, or us, held its annual meeting of shareholders. The matters voted on at the meeting and the results of these votes were as follows:

Election of Directors

	For	Withheld	Against	Abstain	Not Voted
Charles T. Maxwell	19,873,012	1,313,716	—	—	7,224,319
John N. Hatsopoulos	20,999,422	187,306	—	—	7,224,319
Francis A. Mlynarczyk Jr.	21,024,299	162,429	—	—	7,224,319
Deanna M. Petersen	19,873,389	1,313,339	—	—	7,224,319
Christine M. Klaskin	19,863,389	1,323,339	—	—	7,224,319

All of the nominees received a plurality of the votes cast by stockholders entitled to vote thereon and, therefore, Mr. Charles T. Maxwell, Mr. John N. Hatsopoulos, Mr. Francis A. Mlynarczyk Jr., Ms. Deanna M. Petersen and Ms. Christine M. Klaskin, were elected to serve as directors of the Company for terms of one year or until their successors are duly elected and qualified.

Ratification of the appointment of McGladrey LLP to serve as independent registered public accountants for the fiscal year ending December 31, 2013

	For	Withheld	Against	Abstain	Not Voted
McGladrey LLP	28,360,554	—	50,493	—	—

Approval of the non-binding advisory proposal regarding executive compensation

	For	Withheld	Against	Abstain	Not Voted
Executive Compensation	20,935,210	—	137,272	114,246	7,224,319

Vote on the non-binding advisory proposal regarding the frequency with which stockholders should vote on the Company's executive compensation

	1-Year	2-Years	3-Years	Abstain	Not Voted
Frequency on Vote on Executive Compensation	2,018,112	23,074	14,648,326	4,497,216	7,224,319

After taking into consideration the foregoing voting results and the prior recommendation of the Board of Directors in favor of an advisory shareholder vote on the compensation of the Company's named executive officers every three years, the Board of Directors intends to hold future advisory votes on the compensation of the Company's named executive officers every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	May 29, 2013	AMERICAN DG ENERGY INC.
By: /s/ Anthony S. Loumidis
Anthony S. Loumidis, Chief Financial Officer

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